UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2019

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02(e).         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2019, the Conflicts and Compensation Committee (the “Committee”) of the Board of Directors of Kimbell Royalty GP, LLC (the “General Partner”), the general partner of Kimbell Royalty Partners, LP (the “Partnership”), following the Committee’s evaluation of the performance of the Partnership and after discussions with Pearl Meyer & Partners LLC, a group that specializes in executive compensation and employee benefits, approved certain matters related to executive compensation, as described herein. The Committee, which is composed solely of independent directors, approved the target cash bonus (the “Target Bonuses”) and target grants (the “Target RSU Grants”) of Restricted Units (as defined under the Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan, as amended) for 2019 for each of the Partnership’s named executive officers. The final annual bonus payout and Restricted Unit grant to each named executive officer will be a percentage of the Target Bonus and Target RSU Grant, as applicable, determined based on three quantitative factors and one qualitative factor, with each factor being equally weighted in the total compensation decision. The three quantitative factors consist of achieving target objectives relating to (i) increasing barrels of oil produced, (ii) replacing proved developed producing reserves and (iii) controlling cash general and administrative expense per barrel of oil equivalent. The qualitative factor consists of achieving certain core competencies, with such competencies and the achievement thereof to be determined by the Committee at its discretion.

In the event that the Partnership fails to achieve the target objective for a quantitative factor, or an individual named executive officer fails to achieve the qualitative factor, the final annual bonus payout and Restricted Unit grant for such individual will be 50% of the Target Bonus and Target RSU Grant for such individual weighted at 25% for the quantitative factor or qualitative factor that was not achieved. In the event that the Partnership achieves the target objective for a quantitative factor, or an individual named executive officer achieves the qualitative factor, the final annual bonus payout and Restricted Unit grant for such individual will be 100% of the Target Bonus and Target RSU Grant for such individual weighted at 25% for the quantitative factor or qualitative factor that was achieved. In the event that the Partnership exceeds the target objective for a quantitative factor, or an individual named executive officer exceeds achievement of a qualitative factor, the final annual bonus payout and Restricted Unit grant for such individual will be 150% of the Target Bonus and Target RSU Grant for such individual weighted at 25% for the quantitative factor or qualitative factor that was exceeded. Subject to the individual’s continued employment or service, the Restricted Units are expected to be granted and the bonuses paid in March 2020.

The Target Bonus for each of Robert D. Ravnaas, the Chief Executive Officer of the General Partner, R. Davis Ravnaas, the President and Chief Financial Officer of the General Partner, and Matthew S. Daly, the Chief Operating Officer and Secretary of the General Partner, is 100% of such individual’s base salary for 2019. The Target RSU Grants for Robert D. Ravnaas, R. Davis Ravnaas and Matthew S. Daly are 155,000 Restricted Units, 120,000 Restricted Units and 85,000 Restricted Units, respectively.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC,
its general partner

By:	/s/ R. Davis Ravnaas
R. Davis Ravnaas
President and Chief Financial Officer

Date: April 5, 2019

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